Exhibit 4.3


                                 [Form of Note]



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                  NELNET, INC.
                             % SENIOR NOTES DUE 20__


No.
Principal Amount $

                                                                       CUSIP No.


     NELNET, INC., a Nebraska corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of United States Dollars (US$ ) on , 20 .

     Interest Payment Dates:            and               .

     Regular Record Dates:                        and              .

     Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    NELNET, INC.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:            , 20


                                                              ,
                                              as Trustee


                                       By:
                                           --------------------------------
                                                  Authorized Officer

                                (Reverse of Note)

                              % Senior Notes due 20

1. Interest

     This security is one of a series of securities designated as the % Senior Notes due 20 of the Company (this "Note"). Nelnet, Inc., a Nebraska corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, promises to pay interest on the principal amount of the Notes at the rate of % per annum. The Company shall pay interest semiannually on and of each year, commencing on , 20 . Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from , 20 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

     The Company shall pay interest on the Notes (except defaulted interest, which shall be paid pursuant to Section 307 of the Indenture) to the Persons who are registered Holders at the close of business on the and next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payment of principal, premium, if any, and interest in respect of Notes represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments of principal, premium, if any, and interest in respect of a certificated Note may be made, at the option of the Company, either by wire transfer in immediately available funds to the accounts specified by registered Holders as of the relevant record dates or (subject to collection) by check mailed to the address of the registered Holders as of the relevant record dates or at the specified offices of any Paying Agent. Payment of principal in respect of a certificated Note will only be made against presentation and, provided that payment is made in full, surrender of the appropriate certificate at the specified offices of any Paying Agent.

3. Paying Agent and Registrar

     Initially, , a New York State banking corporation (the "Trustee"), will act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent or Registrar without notice. The Company may act as Paying Agent or Registrar.

4. Indenture

     The Company issued the Notes under an Indenture dated as of , 20 , between the Company and the Trustee (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Notes of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Notes shall rank equally with the Notes.

5. Certain Covenants

     The Indenture imposes certain limitations on the ability of the Company to create or guarantee any indebtedness that is secured by a lien on the Capital Stock of National Education Loan Network, Inc. unless the Company also secures the Notes on a pro rata or priority basis with such other secured indebtedness. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer, sell or lease all or substantially all of its properties and assets as an entirety or permit any Person to consolidate with or merge into the Company.

6. Sinking Fund

     The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

7. Denominations; Transfer; Exchange

     The Notes are in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes permitted by the Indenture.

8. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

9. Discharge and Defeasance

     Subject to certain conditions and limitations set forth in the Indenture, the Company may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Notes to redemption or maturity, as the case may be.

10. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the terms of the Notes may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes, so long as such changes do not materially and adversely affect the interests of the Holder, (a) to cure any ambiguity, omission, defect or inconsistency; (b) to make any modifications or amendments that do not adversely affect the interests of the Holders in any material respect; (c) to provide for successors to the Company; (d) to provide any security for or guarantees of the Notes; (e) to add Events of Default with respect to the Notes; (f) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by the Indenture; (g) to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (h) to provide for uncertificated Notes in addition to or in place of certificated Notes; (i) to change or eliminate any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there are no securities of a prior series outstanding that are entitled to the benefit of such provision; (j) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture; or (k) to conform, as necessary, this Indenture and this Note to the "Description of Notes" as set forth in the prospectus and prospectus supplement relating to the Notes.

11. Defaults and Remedies

     If an Event of Default, other than an Event of Default described in Section 501(5) or 501(6) of the Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding, will be entitled to declare all unpaid principal of and accrued interest on the Notes then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders). In the case of an Event of Default described in Section 501(5) or 501(6) of the Indenture, all unpaid principal of and accrued interest on all Notes then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. Such declaration of acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, or premium, if any, and interest on, the Notes) may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding upon the conditions provided in the Indenture.

12. Trustee and Paying Agent Dealings with the Company

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, the Paying Agent and the Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to the Indenture, may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not the Trustee, the Paying Agent or the Registrar.

13. No Recourse Against Others

     No incorporator, shareholder, officer or director, as such, of the Company shall have any liability for any obligations, covenants or agreements of the Company under the Notes or the Indenture or for any claim based thereon or otherwise in respect thereof. By accepting a Note, each Holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.

14. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. GOVERNING LAW

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. CUSIP Number

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on this Note and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this Note.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         _______________________________________________________________________
         (Print or type assignee's name, address and zip code)

         _______________________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


     The initial principal amount of this Global Security is $ . The following increases or decreases in this Global Security have been made:


                                                                       Principal
                                                                       Amount                 Signature of
                    Amount of                 Amount of                of This Global         Authorized
                    Decrease in               Increase in              Security               Signatory of
                    Principal Amount of       Principal Amount of      Following Such         Trustee or
Date of             This Global               This Global              Decrease or            Securities
Exchange            Security                  Security                 Increase               Custodian
--------            --------                  --------                 --------               ---------



